BlackRock Funds II (the "Registrant"):
LifePath(R) Active 2015 Portfolio
LifePath(R) Active 2020 Portfolio
LifePath(R) Active 2025 Portfolio
LifePath(R) Active 2030 Portfolio
LifePath(R) Active 2035 Portfolio
LifePath(R) Active 2040 Portfolio
LifePath(R) Active 2045 Portfolio
LifePath(R) Active 2050 Portfolio
LifePath(R) Active 2055 Portfolio
(the "Funds")

77I:
Terms of new or amended securities
Attached please find as an exhibit to Sub-Item 77I of Form N-SAR information regarding (i) the updated eligibility criteria for Class K shares of the Funds and (ii) the amendment of the Registrant's 18f-3 plan to effect these changes.



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Rider A
BlackRock Funds II (the "Registrant"):
LifePath(R) Active 2015 Portfolio
LifePath(R) Active 2020 Portfolio
LifePath(R) Active 2025 Portfolio
LifePath(R) Active 2030 Portfolio
LifePath(R) Active 2035 Portfolio
LifePath(R) Active 2040 Portfolio
LifePath(R) Active 2045 Portfolio
LifePath(R) Active 2050 Portfolio
LifePath(R) Active 2055 Portfolio
(the "Funds")

77I:
Terms of new or amended securities
On February 11, 2014, the Board of Trustees of the Registrant approved changes to the shareholder eligibility requirements of Class K shares of the Funds to expand the shareholder eligibility criteria to include institutions and individuals with a minimum initial investment of $5 million in each Fund, and the amendment of the Registrant's 18f-3 plan in order to effect such changes. The Registrant's Second Amended and Restated Plan Pursuant to Rule 18f-3 For Operation of a Multi-Class Distribution System is filed herewith as Exhibit 77Q1(d).